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                                                                   EXHIBIT 10.18


                            National TechTeam, Inc.
                          Senior Management Bonus Plan
                         Effective as of June 14, 2000

National TechTeam has terminated its Commission Distribution Plan effective July 1, 2000. Individuals occupying the positions indicated below are eligible to participate in the new Performance Bonus Plan effective July 1, 2000.

The following guidelines will apply generally to the payment of Performance
Bonuses:

- The Senior Management group consists of the CEO, Vice Presidents, General Counsel, and certain individuals designated by the CEO below the level of Vice President. Performance Bonuses for the Senior Management group will be paid quarterly, based on all funds generated in the quarter, solely at the discretion of the CEO and with the approval of the Compensation Committee of the Board of Directors.
-    Performance Bonus draws will not be paid.
- The CEO and VP, Sales & Marketing will determine the point at which "new business" becomes "existing business", based on the strategic value of the customer, projections of future opportunities with that customer and value of the account.
- Financial Analysis Department is responsible for determining profit margins.
- Employee must be on the payroll on the date of payment to receive Performance Bonus.
- The Company reserves the right to modify, amend or eliminate this Performance Bonus Plan at any time, for any reason.

EXISTING BUSINESS - IN PRODUCTION (FORD, VISTEON, CHRYSLER, LIBERTY, DEERE,
ETC.)


                       ----------------------------------
                                SENIOR MANAGEMENT
                       ----------------------------------
                                       8%
                       ----------------------------------


------------------------------------------------- -----------------------------------------------------
CUSTOMER SATISFACTION RATING                                  COMMISSION ADJUSTMENT FACTOR
------------------------------------------------- -----------------------------------------------------
Outstanding                                                               1.50
------------------------------------------------- -----------------------------------------------------
Excellent                                                                 1.25
------------------------------------------------- -----------------------------------------------------
Good                                                                      1.00
------------------------------------------------- -----------------------------------------------------
Fair                                                                       .50
------------------------------------------------- -----------------------------------------------------
Poor                                                                      0.00
------------------------------------------------- -----------------------------------------------------

The following guidelines will apply to payment of Performance Bonuses for existing business:

- Gross Profit Margin is defined as revenue less direct expenses less overhead less unbilled or uncollected revenue. Gross Profit Percentage is defined as Gross Profit Margin divided by revenue.
- Performance Bonuses will be based on growth in Gross Profit Margin in current customer accounts for one calendar quarter over the same quarter in the prior year. For example, if Gross Profit Margin in the first quarter of 1999 was $100,000 for an account, and the margin

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     increased to $120,000 for the same quarter in 2000, Performance Bonus would be paid on the increase ($20,000) for the quarter.
- Performance Bonuses will be paid quarterly if Gross Profit Percentage is at least 30%. If Gross Profit Percentage is at least 20%, but less than 30%, Performance Bonus will be paid at one-half the rate indicated in the chart above. If Gross Profit Percentage is less than 20%, no Performance Bonus will be paid, except in extraordinary circumstances determined by the CEO. If Gross Profit Percentage exceeds 35%, Performance Bonus payments will be increased by 2% to all recipients indicated above.
- Performance Bonus payments are determined by multiplying the Gross Profit Margin by the appropriate percentage rate by the Customer Satisfaction Factor, as indicated above. The VP's of Sales and Operations are responsible for obtaining customer satisfaction ratings from strategic customer contacts on a quarterly basis. The CEO has final decision in determining customer satisfaction ratings.

NEW BUSINESS


-------------------------------------- -----------------------------------------------------
                                                        SENIOR MANAGEMENT
-------------------------------------- -----------------------------------------------------
Help Desk/DMS                                                   6%
-------------------------------------- -----------------------------------------------------
Systems Integration                                             6%
-------------------------------------- -----------------------------------------------------
Training                                                        6%
-------------------------------------- -----------------------------------------------------
Hardware                                                        2%
-------------------------------------- -----------------------------------------------------
Staffing                                                        6%
-------------------------------------- -----------------------------------------------------

The following guidelines will apply to payment of Performance Bonuses for new business:
* Performance Bonus on Hardware sales will be paid if projected gross profit margin is at least 10%.
** Solutions Engineers will, when possible, bill customers at market rates (to be established by the Director, Solutions Engineering) for their services. In these situations, 15% of the difference between actual cost and the price billed to the customer will be pooled, in lieu of the bonus payment indicated above. The Vice President of Sales & Marketing has the responsibility to determine the distribution of Performance Bonuses, on a quarterly basis, to the Director of Solutions Engineering and individual Solutions Engineers who contributed to the project(s).
-  Performance Bonus will be paid for business sold to new customers.
- Projected Gross Profit Margin is defined as projected revenue less projected direct expenses less projected overhead.
- Performance Bonus will be paid if Projected Gross Profit Percentage is at least 30%. If Projected Gross Profit Percentage is at least 20%, but less than 30%, Performance Bonus will be paid at one-half the amount indicated in the chart above. If Projected Gross Profit Percentage is less than 20%, no Performance Bonus will be paid, except in exceptional situations determined by the CEO. If Projected Gross Profit Percentage exceeds 35%, Performance Bonus payments will be increased by 2% for all recipients indicated above.
- Performance Bonuses on short-term projects (projected at one year or less) will be paid at maximum rate of 10%.